EXHIBIT 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.: 333-167196) pertaining to the 2008 Share Incentive Plan of China Hydroelectric Corporation of our report dated April 4, 2011, with respect to the consolidated financial statements of China Hydroelectric Corporation included in this Annual Report (Form 20-F) for the year ended December 31, 2010.

/s/ Ernst & Young Hua Ming
Beijing, the People’s Republic of China
Date: April 4, 2011